EXHIBIT 10.3

August 29, 2002

Interplay Entertainment Corp.
16815 Von Karman Avenue
Irvine, CA  92606
Attention: Chief Executive Officer
Attention: Legal Department

         Re: Letter Agreement and Amendment to Distribution Agreement dated August 23, 2001 and Video Game Distribution Agreement dated August 9, 2002.

Dear Sir or Madam:

     This letter will serve as the second amendment ("Amendment #2") to confirm the agreements we have reached in connection with the Video Game Distribution Agreement dated August 9, 2002, between Vivendi Universal Games, Inc. ("VUG") and Interplay Entertainment Corp. ("Interplay"), as amended by that Letter of Intent dated August 9, 2002 (the "LOI") (collectively, the "New Distribution Agreement"), and as an amendment to the Distribution Agreement dated August 23, 2001, as amended, between VUG and Interplay (the "Old Distribution Agreement"). The provisions contained herein shall serve to amend the New Distribution Agreement and the Old Distribution Agreement only as stated herein, and all other terms and conditions contained in the those agreements shall remain in full force and effect. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the New Distribution Agreement.

1. REMOVAL OF ICEWIND DALE 2 (PC) FROM THE OLD DISTRIBUTION AGREEMENT AND ADDITION OF SUCH TITLE TO THE NEW DISTRIBUTION AGREEMENT.

     i.   Section 3 of  Exhibit  B to the New  Distribution  Agreement  shall be
          modified  by  adding  the  following   Partner   Product  and  related
          information to the New Distribution Agreement:

                                        Submission Date(s)     Approved Gold
       TITLE            Platform:        for delivery of      Master Delivery
                                        the Gold Candidate:         Date:
------------------- ------------------- ------------------- --------------------
IceWind Dale 2             PC             August 28, 2002      August 28, 2002
------------------- ------------------- ------------------- --------------------

     ii. Accordingly, the Old Distribution Agreement is hereby amended to delete IceWind Dale 2 (PC) therefrom.

     iii. VUG acknowledges that, as of the date of this Amendment #2, Interplay has delivered to VUG the Approved Gold Master of IceWind Dale 2.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

     iv. As both Run Like Hell (PS2) (pursuant to the LOI) and IceWind Dale 2 (PC version) (pursuant to this Amendment #2) have been moved to the New Distribution Agreement from the Old Distribution Agreement, and as the Old Distribution Agreement entitled VUG to charge Interplay for certain marketing and advertising expenses incurred by VUG in connection with such products, and because the New Distribution Agreement does not permit VUG to charge Interplay for such costs, VUG hereby agrees to credit Interplay, in the August royalty statement due from VUG under the Old Distribution Agreement, for the amount of any/all such marketing and advertising expenses previously charged to Interplay by VUG in connection with Run Like Hell (PS2) and IceWind Dale 2 (PC version). For purposes of clarification, VUG acknowledges that from and after the date of this Amendment #2, VUG shall not be entitled to charge Interplay for any such Run Like Hell (PS2) and/or IceWind Dale 2 (PC) marketing/advertising expenses previously incurred/committed to by VUG but not previously charged to Interplay.

2. OFFSET RIGHTS. In addition to the modifications in the LOI to Section 20.14 of the Agreement, Section 20.14 shall further be modified to include the following:

     "Interplay expressly acknowledges and agrees that VUG shall be entitled to offset the Interplay Proceeds against any amounts due from Interplay to VUG pursuant to any other agreement between the parties hereto, including but not limited to, the Old Distribution Agreement. Solely by way of clarification, VUG acknowledges that such offset shall not be against any Minimum Guarantee amounts payable to Interplay as provided in the New Distribution Agreement, but shall be limited solely to any Interplay Proceeds otherwise payable to Interplay following the recoupment of such Minimum Guarantees. Notwithstanding anything to the contrary herein, at such time as all "true-ups" pursuant to the Old Distribution Agreement have been achieved and and Interplay has satisfied its payment obligations to VUG under the Old Distribution Agreement, VUG shall promptly release its security interest(s) in Interplay's property (which security interest was granted to VUTG pursuant to Paragraph 3 of Amendment #2 of the Old Distribution Agreement, dated November 20, 2001) and prepare, execute and/or file all documents necessary to release any/all applicable financing or continuation statements, copyright mortgages, trademark mortgages or similar instruments or documents. By way of clarification, nothing contained in the immediately preceding sentence shall be deemed to impair, amend or otherwise alter any security interest(s) VUG may have obtained pursuant to the New Distribution Agreement. "

3. MINIMUM GUARANTEE. Section 1.1(i) and Section 1.1(ii) of Exhibit A of the Agreement shall be modified to include the following language at the beginning of each such Section:

     "except as otherwise stated in Section 4 of Exhibit B, hereto,"

     The remainder of such Sections shall remain unchanged.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

4.   PERCENT  OF NET SALES PER  PARTNER  PRODUCT  UNIT.  The first  sentence  of
     Section 2.1 of Exhibit A shall be modified to read as follows:

     "Except as otherwise stated in Section 4 of Exhibit B hereto and subject to VUG's right of recoupment of all Minimum Guarantees paid by VUG to Interplay, as set forth in Section 1.3 of Exhibit A, VUG shall pay Interplay the "Interplay Proceeds."

     The remainder of such Section shall remain unchanged.

5. The following Section 4 of Exhibit B shall be inserted and shall read as follows:

     "IceWind Dale 2 Distribution Fee/Minimum Guarantee(s). Solely with respect to the PC Platform version of IceWind Dale 2, VUG's Distribution Fee shall be *** of Net Sales until ***. Effective ***, VUG's Distribution Fee shall increase to ***of Net Sales. Notwithstanding the foregoing, in the event that Interplay submits Gold Candidates for ***and ***to the appropriate Game Hardware Platform Licensor for approval on or before ***, then effective ***, VUG's Distribution Fee with respect to ***shall be***. VUG shall pay Interplay *** of the Minimum Guarantee otherwise due to Interplay (as provided in Section 1 of Exhibit A) with respect to IceWind Dale 2 (PC version) within ***business days of the complete execution of this Amendment #2 (but in no event later than Friday, August 30, 2002, 12:00 p.m., PST) and the remainder of such Minimum Guarantees within ***days of commercial release of IceWind Dale 2 (PC version)."

     If you agree to the provisions set forth in this letter agreement, please so indicate by signing the enclosed copy and returning it to me via facsimile, followed by an original copy in the mail. As stated herein, nothing contained in this letter shall affect the terms and conditions stated in the Agreement, except as specifically stated herein.

                                             Sincerely yours,

                                             /s/ Phil O'Neil
                                             -----------------------------------
                                             Phil O'Neil
                                             President, Partner Publishing Group
                                             Vivendi Universal Games, Inc.

I agree to the provisions of this letter agreement.

Dated:     8/29/02                                   /s/ Jeff Gonzalez
        ------------------------                     ---------------------------
                                                     Name:  Jeff Gonzalez
                                                     Title: CFO


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                       3